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                                         KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                                     EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                            (Dollars In Thousands Except Per Unit Amounts)

FOR THE THREE MONTHS ENDED JUNE 30,                                                  2004                  2003
=====================================================================================================================
Weighted-average number of limited partners' units on which
  limited partners' net income per unit is based:
Basic                                                                               195,949,207           183,594,998

Add:  Incremental units under common unit option plan                                    80,851               111,317
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Assuming dilution                                                                   196,030,058           183,706,315
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Income Before Cumulative Effect of a Change in Accounting Principle                $    195,218          $    168,957
Add: Cumulative effect adjustment from change in accounting for asset
  retirement obligations                                                                      -                     -
---------------------------------------------------------------------------------------------------------------------
Net Income                                                                         $    195,218          $    168,957
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Calculation of Limited Partners' interest in Net Income:
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Income Before Cumulative Effect of a Change in Accounting Principle                $    195,218          $    168,957
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Less: General Partner's interest                                                       (95,867)              (80,530)
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Limited Partner's interest                                                               99,351                88,427
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Add:  Limited Partner's interest in Change in Accounting Principle                            -                     -
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Limited Partners' interest in Net Income                                            $    99,351          $     88,427
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Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
  a Change in Accounting Principle per unit:
Basic                                                                              $      .51              $      .48
Diluted                                                                            $      .51              $      .48
Limited Partners' Cumulative Effect of a Change in
  Accounting Principle per unit:
Basic                                                                              $        -              $        -
Diluted                                                                            $        -              $        -
Limited Partners' Net Income per unit:
Basic                                                                              $      .51              $      .48
Diluted                                                                            $      .51              $      .48

FOR THE SIX MONTHS ENDED JUNE 30,                                                    2004                  2003
=====================================================================================================================

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Weighted-average number of limited partners' units on which limited partners'
  net income per unit is based:
Basic                                                                               194,230,712           182,491,944

Add:  Incremental units under common unit option plan                                    85,126               122,350
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Assuming dilution                                                                   194,315,838           182,614,294
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Income Before Cumulative Effect of a Change in Accounting Principle                $    386,972          $    335,970
Add: Cumulative effect adjustment from change in accounting for asset
  retirement obligations                                                                      -                 3,465
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Net Income                                                                         $    386,972          $    339,435
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Calculation of Limited Partners' interest in Net Income:
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Income Before Cumulative Effect of a Change in Accounting Principle                $    386,972          $    335,970
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Less: General Partner's interest                                                      (187,531)             (156,955)
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Limited Partner's interest                                                              199,441               179,015
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Add:  Limited Partner's interest in Change in Accounting Principle                            -                 3,430
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Limited Partners' interest in Net Income                                           $    199,441          $    182,445
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Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
  a Change in Accounting Principle per unit:
Basic                                                                              $      1.03           $        .98
Diluted                                                                            $      1.03           $        .98
Limited Partners' Cumulative Effect of a Change in
  Accounting Principle per unit:
Basic                                                                              $         -           $        .02
Diluted                                                                            $         -           $        .02
Limited Partners' Net Income per unit:
Basic                                                                              $      1.03           $       1.00
Diluted                                                                            $      1.03           $       1.00


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